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                                           JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

(JOHN HANCOCK(R) LOGO)                                                                                     (VENTURE VANTAGE(R) LOGO)
JOHN HANCOCK ANNUITIES

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Flexible Payment Deferred Combination Fixed and Variable Annuity Application. Payment (or original of exchange/transfer request)
must accompany Application. Please make check payable to JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK (the "Company") and address to: P.O. Box 55013, Boston, MA 02205-5013. Overnight mailing address : 601 Congress Street, Boston MA 02210-2805.

800-551-2078                                                                                              WWW.JHANNUITIESNEWYORK.COM

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1.   ACCOUNT REGISTRATION (PLEASE PRINT)

OWNER* (Must be completed)             Sex   [ ] M [ ] F   Date of Birth ____________ ____ ____
                                                                         Month        Day  Year

________________________________________________________   _________________________________________________________________________
First Name                         Middle Initial          Last Name

                                                                                           or
________________________________________________________   _________________________________________________________________________
Street                                                     Social Security Number               Tax ID Number

________________________________________________________   _________________________________________________________________________
City                           State       Zip             Client Brokerage Account Number

____________________________________________________________________________________________________________________________________
CO-OWNER* (Complete if applicable)

________________________________________________________   _________________________________________________________________________
First Name                         Middle Initial          Last Name

                                                                                           or
Sex   [ ] M [ ] F   Date of Birth ____________ ____ ____   _________________________________________________________________________
                                  Month        Day  Year   Social Security Number               Tax ID Number

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ANNUITANT* (If different from Owner)

________________________________________________________   _________________________________________________________________________
First Name                         Middle Initial          Last Name

Sex   [ ] M [ ] F   Date of Birth ____________ ____ ____   ________________________________
                                  Month        Day  Year   Social Security Number

________________________________________________________   _________________________________________________________________________
Street                                                     City                                 State          Zip

____________________________________________________________________________________________________________________________________
CO-ANNUITANT* (Complete if applicable, if different from Co-Owner)

________________________________________________________   _________________________________________________________________________
First Name                         Middle Initial          Last Name

Sex   [ ] M [ ] F   Date of Birth ____________ ____ ____   ________________________________
                                  Month        Day  Year   Social Security Number

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2.   PLAN SPECIFICS (MUST BE COMPLETED)

Payment Method: [ ]Check   [ ] Wire   [ ] 1035 Exchange   [ ] Transfer/Rollover   [ ] Other _________

ESTIMATED AMOUNT: $_____________________ (Minimum initial payment $2,000 qualified; $5,000 non-qualified)

TYPE OF PLAN: [ ] Non-Qualified    [ ] CRT                   [ ] Trust

Qualified     [ ] IRA Tax Year ___ [ ] Simple IRA            [ ] Keogh (HR-10)    [ ] Money Purchase [ ] Defined Benefit
              [ ] IRA Rollover     [ ] SEP IRA               [ ] 403(b) ERISA     [ ] 401(k)         [ ] Profit Sharing
              [ ] IRA Transfer     [ ] Roth IRA Tax Year ___ [ ] 403(b) Non-ERISA [ ] Simple 401(k)  [ ] Individual 401(k)
              [ ] Inherited/Beneficiary IRA                  [ ] Other _______________________________________

APPVTG07-NY                                                                                                              0207: 10215
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*    Unless subsequently changed in accordance with terms of Contract issued.

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3.   BENEFICIARIES (ENCLOSE SIGNED LETTER IF MORE INFORMATION IS REQUIRED.)

PRIMARY BENEFICIARY If there are Co-Owners, the surviving owner is the Primary Beneficiary.

NAME* ______________________________________________________________________________________________________________________________
      First Name                   Middle Initial          Last Name                            Relationship

      Sex   [ ] M [ ] F   Date of Birth ______ ____ ____   _______________________________________   __________
                                        Month  Day  Year   Social Security Number or Tax ID Number   Percentage

NAME* ______________________________________________________________________________________________________________________________
      First Name                   Middle Initial          Last Name                            Relationship

      Sex   [ ] M [ ] F   Date of Birth ______ ____ ____   _______________________________________   __________
                                        Month  Day  Year   Social Security Number or Tax ID Number   Percentage

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CONTINGENT BENEFICIARY

NAME* ______________________________________________________________________________________________________________________________
      First Name                   Middle Initial          Last Name                            Relationship

      Sex   [ ] M [ ] F   Date of Birth ______ ____ ____   _______________________________________   __________
                                        Month  Day  Year   Social Security Number or Tax ID Number   Percentage

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4.   OPTIONAL RIDERS                                       OWNER MUST MARK NEXT TO OPTIONAL RIDER YOU WISH TO ELECT.

If elected, each rider has an additional fee. See prospectus for more details regarding riders, fees, and limitations.

LIVING BENEFITS

Only one Principal Plus For Life rider may be chosen.

Living Benefits are not available if any Owner is greater than 80 years old at issue. If any Principal Plus For Life rider is elected, (a) I understand that if I allocate in accordance with an Asset Allocation Model, now or in the future, my variable contract value must be rebalanced quarterly and (b) I hereby authorize the Company to automatically rebalance my variable contract value on a quarterly basis, on the last business day of the calendar quarter, whenever my contract value is invested in accordance with an Asset Allocation Model.

The benefit may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distributions rules in a manner or amount other than described in the rider and prospectus might result in a reduction in the benefit base in excess of the amount withdrawn. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specific contract, consider whether the benefit is appropriate for your circumstances.
You should consult your tax advisor.

Mark here

[ ]  PRINCIPAL PLUS FOR LIFE RIDER IREREVOCABL. If elected there is an additional 0.40% fee. The fee is subject to increase under certain circumstances described in the Prospectus and Rider. A fee increase can be declined.

Mark here

[ ]  PRINCIPAL PLUS FOR LIFE PLUS AUTOMATIC ANNUAL STEP-UP RIDER IRREVOCABLE. If elected there is an additional 0.60% fee. The fee is subject to increase under certain circumstances described in the Prospectus and Rider. A fee increase can be declined.

DEATH BENEFITS

Mark here

[ ]  ANNUAL STEP DEATH BENEFIT IRREVOCABLE. Not available if oldest owner is age 80 or older. If elected, there is an additional
     0.20% annual fee. See prospectus for details.

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5.   REMARKS

APPVTG07-NY                                                                                                              0207: 10215
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*    Unless subsequently changed in accordance with terms of Contract issued.

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6.   INVESTMENT ALLOCATION (MUST BE WHOLE PERCENTAGES)

SECTION A ELECT FUNDS IN SECTION A IF YOU ELECTED ANY PRINCIPAL PLUS FOR LIFE RIDER.

                       PAYMENT CAN BE ALLOCATED TO ONE OR ANY COMBINATION OF THE FOLLOWING VARIABLE PORTFOLIOS

______% MFC GIM(1)             _____% MFC GIM(1)           ______% MFC GIM(1)         _____% MFC GIM(1)
        Lifestyle Growth              Lifestyle Balanced           Lifestyle Moderate        Lifestyle Conservative

______% MFC GIM(1)             _____% MFC GIM(1)
        Index Allocation Trust        Money Market

OR

                   100% ENTIRELY TO ONE OF THE FOLLOWING ASSET ALLOCATION MODELS (CHECK MODEL YOU WISH TO ELECT)

[ ]  FUNDAMENTAL HOLDINGS OF AMERICA: 15% American Funds American International, 25% American Funds American Growth-Income,
                                      25% American Funds American Growth, 35% American Funds American Bond

[ ]  GLOBAL BALANCED: 30% Davis Fundamental Value, 25% American Funds American International, 25% UBS Global AM Global Allocation,
                      20% PIMCO Global Bond

[ ]  BLUE CHIP BALANCED: 30% American Funds American Growth, 30% American Funds American Growth-Income,
                         40% Wellington Management Investment Quality Bond

SECTION B ELECT ANY COMBINATION IN SECTION B IF YOU DID NOT ELECT THE PRINCIPAL PLUS FOR LIFE RIDER.

______% RCM/T. Rowe Price Science & Technology             ______% American Funds

______% MFC GIM(1) Pacific Rim                                     American Growth-Income

______% T. Rowe Price Health Sciences                      ______% Capital Guardian Income & Value

______% Wellington Management Small Cap Growth             ______% UBS Global AM Global Allocation

______% Wellington Management Mid Cap Stock                ______% WAMCO High Yield

______% Wellington Management Natural Resources            ______% WAMCO Stategic Bond

______% Davis Financial Services                           ______% PIMCO Global Bond

______% Marsico International Opportunities                ______% Wellington Management Investment Quality Bond

______% Templeton(R) International Small Cap               ______% PIMCO Total Return

______% American Funds American International              ______% American Funds American Bond

______% Templeton(R) International Value                   ______% WAMCO U.S. Government Securities

______% GMO International Core                             ______% MFC GIM1 Money Market

______% MFC GIM(1) Mid Cap Index                           INDEX PORTFOLIOS

______% Jennison Capital Appreciation                      ______% MFC GIM(1) Index Allocation Trust

______% American Funds American Growth                     LIFESTYLE PORTFOLIOS

______% T. Rowe Price Blue Chip Growth                     ______% MFC GIM(1) Aggressive

______% Capital Guardian U.S. Large Cap                    ______% MFC GIM(1)Growth

______% LMFM Core Equity                                   ______% MFC GIM(1) Balanced

______% PIM Classic Value                                  ______% MFC GIM(1) Moderate

______% DeAM Real Estate Securities                        ______% MFC GIM(1) Conservative

______% Munder Capital Small Cap Opportunities             FIXED ACCOUNTS

______% Wellington Management Small Cap Value              ______% 6 Month DCA Not Currently Available

______% T. Rowe Price Small Company Value                  ______% 12 Month DCA Not Currently Available

______% Van Kampen Value                                   ______% 1 Year Fixed Not Currently Available

______% Davis Fundamental Value                            NO1YRFXD03

______% T. Rowe Price Equity-Income

APPVTG07-NY                                                                                                              0207: 10215
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(1)  MFC Global Investment Management (U.S.A.) Limited

     You may change the allocation of subsequent Net Payments at any time, without charge, by giving the Company written notice.

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7.   SERVICE OPTIONS (CONTINUED)

MARK THE VENTURE VANTAGE SERVICE OPTION(S) YOU WISH TO ELECT OR DECLINE, AS INDICATED. (SERVICE OPTIONS OPERATE EXCLUSIVE OF ONE ANOTHER.) SEE PROSPECTUS FOR DETAILS OF EACH SERVICE OPTION.

                                                                                                                    ACCEPT   DECLINE
INCOME PLAN*                                               OWNER MUST MARK OR THE DEFAULT WILL BE SELECTED.           [ ]      [X]

I authorize withdrawals (minimum $100) from my Contract Value to commence as indicated below. A maximum of 10% of payments may be withdrawn annually.

                    $________ pro rata from active variable portfolios OR

                    From: _______________________________________________   $_________________________

                    From: _______________________________________________   $_________________________

                    From: _______________________________________________   $_________________________

                    From: _______________________________________________   $_________________________

                    From: _______________________________________________   $_________________________


INDICATE FREQUENCY: [ ] Monthly or   [ ] Quarterly

                    On the: _________ (Select a day of the month between the 1st and 28th.)*

                    *    IMPORTANT! When selecting a day of the month, please keep in mind that Electronic Funds Transfer (EFT)
                         payments will be credited to your bank account approximately 2 business days following the withdrawal date.
                         If no date is stated, the withdrawals will begin one month from contract inception date.

FEDERAL TAX INFORMATION (If no selection is made, the Company will withhold taxes.)

CHOOSE ONE:         [ ] Do not withhold Federal Income Taxes

                    [ ] Withhold the 10% minimum (20% for 403(b) TSA accounts) for Federal Income Tax

                    [ ] Withhold $_______________

[ ] I wish to utilize Electronic Funds Transfer (EFT) in the processing of my Income Plan (may take 20 business days).

     A VOIDED CHECK MUST BE ATTACHED.

When utilizing the Income Plan, I agree that if any transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic transfers.

                                                                                                                    ACCEPT   DECLINE
CHECK PLUS - AUTOMATIC PURCHASE*                           OWNER MUST MARK OR THE DEFAULT WILL BE SELECTED.           [ ]      [X]

I authorize the Company to collect $______ (minimum $30) starting the month of ______ by initiating electronic debit entries to my bank account with the following frequency:

[ ] Twice Per Month (5th and 20th)

[ ] Monthly on the ______ (Select a day between the 1st and the 28th.)

[ ] Quarterly on the ______ (Select a day between the 1st and the 28th.)

When utilizing Check Plus, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers.

A VOIDED CHECK MUST BE ATTACHED.

APPVTG07-NY                                                                                                              0207: 10215
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*    Unless subsequently changed in accordance with terms of Contract issued.

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7.   SERVICE OPTIONS

MARK THE VENTURE VANTAGE SERVICE OPTION(S) YOU WISH TO ELECT OR DECLINE, AS INDICATED. (SERVICE OPTIONS OPERATE EXCLUSIVE OF ONE
ANOTHER.) SEE PROSPECTUS FOR DETAILS OF EACH SERVICE OPTION.

                                                                                                                    ACCEPT   DECLINE
AUTOMATIC REBALANCING*                                     OWNER MUST MARK OR THE DEFAULT WILL BE SELECTED.           [ ]      [X]

If marked, the Contract Value, excluding amounts in the fixed account investment options, will be automatically rebalanced as indicated by variable Investment Allocations elected on Section 6 of the application, unless subsequently changed. Initial Payment must be allocated to at least 2 variable investment options in order to participate in Automatic Rebalancing.

If a policyholder elects to participate in Automatic Rebalancing, the total value of the variable portfolios must be included in the program. Therefore, fund exchanges and subsequent payments received and applied to portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing unless the subsequent payments are allocated to the fixed account investment options.

Rebalancing will occur on the 25th of the month (or next business day); please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur Quarterly:

[ ] Quarterly     [ ] Semi-Annually (June & December)      [ ] Annually (December)

                                                                                                                    ACCEPT   DECLINE
DOLLAR COST AVERAGING*                                     OWNER MUST MARK OR THE DEFAULT WILL BE SELECTED.           [ ]      [X]

I authorize the Company to transfer an amount (minimum $100) each month as indicated below. Transfers are available from all variable investment options.

START DATE: ______________________ (Select a day between the 1st and the 28th.) If application is received AFTER the requested start date, transfers will commence on the requested day of the following month. If no start date is indicated, transfers will commence 30 days after the contract inception date. If the selected start date falls on a weekend, holiday or a non-valid Dollar Cost Averaging day, transfers will commence on the next available business day.

LENGTH OF TRANSFER PERIOD: [ ] Indefinitely (Or as long as the source fund has a balance.)

                           [ ] _____ Months

SOURCE FUND                                                MONTHLY AMOUNT

________________________________________________________   $____________________________________

DESTINATION FUND(S) (MUST BE DIFFERENT FROM SOURCE FUND)   MONTHLY AMOUNT TO DESTINATION FUND

________________________________________________________   $____________________________________

________________________________________________________   $____________________________________

________________________________________________________   $____________________________________

________________________________________________________   $____________________________________

APPVTG07-NY                                                                                                              0207: 10215
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*    Unless subsequently changed in accordance with terms of Contract issued.

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8.   SIGNATURES (ALL PARTICIPANTS MUST SIGN APPLICATION, INCLUDING IRREVOCABLE BENEFICIARY, IF DESIGNATED.)

STATEMENT OF APPLICANT: I/We agree that the Contract I/we have applied for shall not take effect until the later of: (1) the issuance of the Contract, or (2) receipt by the Company at its Annuity Service Office of the first payment required under the
Contract. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded. I/We agree to be bound by the representations made in this application and acknowledge the receipt of an effective Prospectus describing the Contract applied for. The Contract I/we have applied for is s u i table for my/our insurance investment objectives, financial situations, and needs. I/We understand that unless I/we elect otherwise in the Remarks section, the Maturity Date will be the later of the Annuitant's 90th birthday or 10 years from the Contract Date.

I/WE ACKNOWLEDGE RECEIPT OF THE MOST CURRENT PROSPECTUS AND UNDERSTAND THAT ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE
CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED
DOLLAR AMOUNT. I CERTIFY MY STATUS AS A CITIZEN OF THE UNITED STATES OF AMERICA OR A RESIDENT ALIEN OF THE UNITED STATES OF AMERICA.

I/We understand that the contract I/We have applied for credits a Payment Enhancement to the Contract Value for each Payment to the
Contract. The contract has higher fees and higher and longer withdrawal charges than contracts that do not credit a Payment
Enhancement. Over time the amount of the Payment Enhancement may be offset by the higher fees.

====================================================================================================================================

[ ] No [ ] Yes   Has Annuitant or applicant(s) any existing annuities or insurance?

[ ] No [ ] Yes   Will the purchase of this Annuity replace or change any other insurance or annuity? If "Yes," state company and contract number below, and attach replacement forms. If 1035 exchange, or any other transfer of assets, attach original of exchange form or letter.

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
Company                                                    Contract Number

____________________________________________________________________________________________________________________________________
Company                                                    Contract Number

====================================================================================================================================

                            Date Signed ______ ____ ____
_________________________               Month  Day  Year
Signed in (State)

____________________________________________________________________________________________________________________________________
Signature of Owner/Applicant                               Signature of Co-Owner

____________________________________________________________________________________________________________________________________
Signature of Annuitant (if different from Owner)

____________________________________________________________________________________________________________________________________
Signature of Co-Annuitant (if different from Co-Owner)     Signature of Irrevocable Beneficiary (if designated)

STATEMENT OF AGENT:

A. [ ] No     [ ] Yes    Will this contract replace or change any existing life insurance or annuity in this or any other company?

B. [ ] Plan A [ ] Plan B [ ] Plan C (Must be completed or Default applies as defined in Selling Agreement.)

C.   I certify I am authorized and qualified to discuss the Contract herein applied for.

____________________________________________________________________________________________________________________________________
Signature of Agent

____________________________________________________________________________________________________________________________________
Agent First Name                                           Agent Last Name                      Rep Number

____________________________________________________________________________________________________________________________________
Name of Firm                                               Agent Phone Number

____________________________________________________________________________________________________________________________________
State License ID Number                                    Social Security Number

APPVTG07-NY                                                                                                              0207: 10215
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